UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2006

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-19118	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 25, 2006, Abraxas Petroleum Corporation held its 2006 Annual Meeting of Stockholders at which the stockholders approved the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”). The following is a summary of the 2005 Employee Plan. The following summary is qualified in its entirety by reference to the 2005 Employee Plan, a copy of which is attached hereto as Exhibit 10.1.

Purpose. The purpose of the 2005 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of Abraxas by aligning the long-term interests of Abraxas’ key employees with those of Abraxas’ stockholders by providing an opportunity to acquire an interest in Abraxas and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of Abraxas.

Administration and Eligibility. The 2005 Employee Plan will be administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options or issue restricted stock to those persons who are employees of Abraxas.

Shares Reserved and Awards. The 2005 Employee Plan reserves 1,200,000 shares of Abraxas common stock, subject to adjustment following certain events, as discussed below. The maximum annual award for any one employee is 200,000 shares of Abraxas common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise. An option is exercised when proper notice of exercise has been given to Abraxas, or the brokerage firm or firms approved by Abraxas, if any, to facilitate exercises and sales under the 2005 Employee Plan and full cash payment for the shares with respect to which the option is exercised has been received by Abraxas or the brokerage firm or firms, as applicable.

Stockholder Rights. Except as otherwise provided in the 2005 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2005 Employee Plan shall expire and cease to be exercisable as follows:

•	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances;
•	immediately upon termination of the employee for misconduct;
•	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and
•	twelve (12) months after the date of the death of the employee.

U.S. Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2005 Employee Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to Abraxas. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. Abraxas will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to Abraxas, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2005 Employee Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2005 Employee Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by Abraxas) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and Abraxas will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by Abraxas. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by Abraxas). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and Abraxas will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to Abraxas. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

Amendments. Abraxas’ Board or the Committee may amend or terminate the 2005 Employee Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance Abraxas’ ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2005 Employee Plan increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the AMEX, such other exchange upon which Abraxas common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2005 Employee Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the 2005 Employee Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2005 Employee Plan or any award agreement.

Adjustments. If the outstanding shares of Abraxas’ common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of Abraxas or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2005 Employee Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Abraxas’ common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2005 Employee Plan, or in any award previously granted or which may be granted under the 2005 Employee Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2005 Employee Plan.

In addition, the Committee shall have the power, in the event of any merger or consolidation involving Abraxas to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Initial Awards under the 2005 Employee Plan

The number of options granted to the executive officers of Abraxas following approval of the 2005 Employee Plan is as follows:

Name	Number of Options
Robert L. G. Watson	100,000
Chris E. Williford	100,000
Lee T. Billingsley	50,000
William H. Wallace	50,000
Stephen T. Wendel	50,000

All options were granted at an exercise price of $4.51 per share, the closing price for Abraxas Common Stock on the AMEX on September 13, 2005, the date the Board approved the 2005 Employee Plan.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
	10.1	Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan
	10.2	Form of Incentive Stock Option Agreement under the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Chris E. Williford

Chris E. Williford

Executive Vice President, Chief Financial

Officer and Treasurer

Dated: May 26, 2006